2Q15 Financial and operating results for the period ended June 30, 2015 July 30, 2015 Unless otherwise specified, comparisons in this presentation are between 2Q15 and 2Q14. Exhibit 99.1

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 2 Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on July 29, 2015, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date.

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 3 Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before the net loss on the sale of CLIC and gain (loss) on reinsurance transactions, the earnings of CLIC prior to being sold, net realized investment gains (losses), fair value changes in embedded derivative liabilities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, other non-operating items, corporate interest expense and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com.

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 4

2Q15 Summary

CNO

(amounts in millions, except per share data)

Notable Items

- Mixed Sales results; weakness at Bankers Life offset by strength at Colonial Penn
- Operating EPS (excluding significant items) up 6%
- Increased common stock dividend by 17%
- Repurchased ~$101 million of common stock
- May refinancing enhances financial flexibility and increases deployable capital
- Received two additional upgrades from rating agencies; placed on positive outlook by S&P

Operating Earnings Per Share Excluding Significant Items*


2Q14**
$0.32
2Q15
$0.34

	2Q14**	2Q15
Operating Earnings Excl. Significant Items*	$71.3	$66.6
Weighted Average Shares Outstanding	222.1	198.1

* A non-GAAP measure. Refer to the Appendix for a reconciliation to the corresponding GAAP measure.

** There were no significant items for the three months ended June 30, 2014.

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 5

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 6 2Q14 $63.1 3Q14 $61.8 4Q14 $73.6 1Q15 $61.6 2Q15 $61.3 2Q15 Sales and Distribution Results Bankers Life * MA/PDP sales are excluded from NAP in all periods ** Includes Medicare Advantage, Medicare supplement, PDP and Dental/Vision products ($ millions) Quarterly NAP*  2Q NAP down 3% ‒ Decrease primarily due to annuity and Med supp; increase in shorter duration LTC ‒ Issued policies up 1%  Third party fee income up 19% on a trailing 4-quarter basis  Continued improvement in recruiting ‒ New recruits up 5%  Collected premiums down 1% ‒ Primarily due to lower annuity sales  Sales guidance adjusted to flat to -3% Third Party Policies Issued** 3,203 2,584 23,952 5,191 4,041 Trailing 4-Quarters NAP $262.6 $261.9 $261.6 $260.1 $258.3 Collected Premiums $612.4 $610.0 $659.9 $584.2 $603.9 Trailing 4-Quarters Third Party Fee Income, Net $13.8 $14.3 $15.5 $15.8 $16.4

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 7 Washington National 2Q15 Sales and Distribution Results ($ millions) Quarterly NAP Trailing 4-Quarters NAP $97.4 $99.1 $99.2 $99.8 $100.2 Supplemental Health Collected Premiums $129.1 $127.1 $133.3 $132.7 $136.1 * Total producing agents includes appointed agents with $1000 or more of NAP in the prior 12 months; see Appendix for details.  2Q sales up 2% ‒ PMA up 3% ‒ WN Independent Partners down 4% ‒ Continued growth in life sales  Growth in PMA agent force ‒ Average producing agents* up 9%  Sales growth guidance adjusted to 3-5%  Supplemental health collected premiums up 5% 2Q14 $25.3 3Q14 $25.6 4Q14 $26.3 1Q15 $22.6 2Q15 $25.7

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 8 2Q14 $16.5 3Q14 $16.4 4Q14 $14.9 1Q15 $21.1 2Q15 $18.5 2Q15 Sales and Distribution Results Colonial Penn ($ millions) Quarterly NAP Trailing 4-Quarters NAP $62.7 $63.7 $64.6 $68.9 $70.9 Collected Premiums $60.9 $61.9 $61.3 $65.1 $65.1  2Q sales up 12%, YTD sales up 19% ‒ Strong growth in Direct Mail and Web ‒ Continued marketing cost effectiveness and improved sales productivity  Collected premiums up 7%  2Q EBIT: $4.2mm ‒ Increasing total year EBIT guidance to $3 - $6 million  Sales growth guidance increased to 12-15%

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 9 2Q Consolidated Financial Highlights CNO  Earnings Remain Strong ‒ Normalized operating EPS up 6% ‒ Medicare supplement, annuity, life and investment results continue to drive favorable results ‒ Long-term care results in-line with expectations ‒ Elevated supplemental health interest-adjusted benefit ratio ‒ Strong statutory earnings and cash generation  Continued Strength in Key Capital Measures ‒ RBC ratio estimated at 443% and holding company leverage at 19.7% ‒ Holding company cash and investments of $385 million ‒ Returned $115 million in the quarter to shareholders via share buybacks and common stock dividends

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 10 $(3.7) $(9.1) $(8.8) $(1.3) $(5.0) $3.8 $0.4 $2.8 $(5.9) $4.2 $87.4 $98.3 $94.5 $82.2 $86.4 $32.3 $30.1 $30.2 $31.5 $29.1 2Q14 3Q14 4Q14 1Q15 2Q15 Corporate CP BLC WN ($ millions) * A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Segment Earnings 2Q15 Earnings Drivers Segment EBIT Excluding Significant Items* CNO $118.7 $119.7 $119.8 $106.5 $114.7  Bankers Life results reflect build in LTC future loss reserve, largely offset by continued margin strength on all other blocks, and favorable call/prepayment income  Washington National EBIT impacted by supplemental health claim experience  Colonial Penn results reflect growth in in force and seasonality in TV ad spend  Corporate segment EBIT in-line with expectations

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 11 $127 $126 $124 $123 $121 79.2% 70.5% 77.8% 83.0% 84.6% 2Q14 3Q14 4Q14 1Q15 2Q15 $127 $126 $132 $133 $134 54.8% 56.0% 54.4% 57.6% 65.7% 2Q14 3Q14 4Q14 1Q15 2Q15 Earned Premium Reported Benefit Ratio ($ millions) * Interest-adjusted benefit ratio; a non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure. Health Margins 2Q15 Highlights & Outlook CNO Washington National Supplemental Health IABR* Bankers Life Long-term Care IABR* Bankers Life Medicare Supplement  Medicare supplement benefit ratio of 68.7% reflects positive claims experience and favorable persistency  2H15 Outlook: Benefit ratio in the 70% range $193 $194 $193 $193 $193 69.5% 66.2% 70.0% 67.4% 68.7% 2Q14 3Q14 4Q14 1Q15 2Q15  LTC IABR of 84.6% in line with expectations  2H15 Outlook: IABR in the 84% range  Launched planned rate increases in the quarter  Elevated supplemental health IABR of 65.7% due to claim reserve development  2H15 Outlook: IABR in the 58% range

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 12 $21,687 $21,852 $21,854 $21,956 $347.4 $300.1 $305.4 $300.1 $302.1 2Q14 3Q14 4Q14 1Q15 2Q15 Net Investment Income $24,853 $3,492 $4.9 $4.2 $4.2 $21.3 $15.4 $2.8 $12.6 $1.3 $7.9 Investment Results CNO ($ millions) Earned Yield*: 5.83% 5.79% 5.83% 5.81% 5.78% New Money Rate: 5.36% 5.23% 5.01% 5.36% 5.06% Average Invested Assets and Cash Realized Gains, Losses and Impairments * Earned Yield excludes FHLB. ** Excludes $11.3 million gain on dissolution of variable interest entity. Pre-Pay / Call / Make- whole Income: $5.5 $8.6 $8.3 $5.1 $9.9 Gross Realized Gains Gross Realized Losses Impairments 2Q14 3Q14 4Q14 1Q15 $17.3 $11.1 $7.1 $16.8 $13.7 $20.2** $22.6  2Q15 new money rate reflects tactical emphasis on sustaining portfolio yields through spread duration driven allocation strategy  Effective yields supported by pre-pay/make-whole income  Continued favorable portfolio credit performance with low credit loss dilution  One legacy impairment of $7.9mm CLIC assets sold 2Q15 $13.2 $23.3

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 13 May 2015 Refinancing CNO  Capitalized on favorable conditions and locked in an investment grade debt structure ‒ Moved to traditional unsecured structure ‒ Extended maturities ‒ Minimal financial covenants ‒ Enhanced financial flexibility by eliminating sweeps and restricted payments baskets ‒ Increased deployable capital by eliminating $120 million in future amortization payments and ~$100 million of net capital raised  Upgraded by Moody’s and Fitch upon announcement  Recorded a previously disclosed charge of $21.3 million in 2Q15 related to debt extinguishment

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 14 v Capital Targets & Excess Capital Deployment CNO 2014 2Q15 2015 Y.E. Outlook RBC Ratio 431% 443% ~ 425% Liquidity $345mm $385mm > $300mm Leverage* 17.1% 19.7% ~ 20% Key Capital Ratios 2015 Capital Utilization (in millions) * A non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure. Securities Repurchase ~$390 Common Stock Dividends $51 Debt Repayment / Financing Costs $53 Holdco Exp & Other $10 Interest $43 v Securities Repurchases  RBC ratio remains strong on stable statutory earnings after $50 million of dividends and distributions to the holding company  Liquidity position reflects proceeds from 2Q15 debt recapitalization  Leverage of ~20% as a result of new debt structure  $100.9mm in common stock repurchased in 2Q15, $186.9mm repurchased YTD  Repurchased 5.6mm shares at an average cost of $18.03 per share in 2Q15  2015 Outlook: share repurchase range of $350mm to $425mm, absent compelling alternatives

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 15 ROE Development CNO Notable Items Normalized Operating ROE* * A non-GAAP measure. Refer to the Appendix for a reconciliation to the corresponding GAAP measure. Operating earnings exclude the results of CLIC prior to being sold. Operating ROE*: 8.5% 8.8% 8.3% 8.8% 2Q14 2Q15  ROE trend reflects stable earnings and efforts to decrease “beta” and improve ratings  Increasing ROE over time remains a priority  Pace and trajectory of ROE build dependent on traction with organic growth initiatives and effectively managing headwinds  Future catalysts include non-organic growth initiatives, LTC reinsurance solutions and achieving investment grade

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 16 Wrap-up CNO  Investing in growth & productivity  Continued strength in cash flow and capital generation  Continued ratings momentum; achieving investment grade remains a priority  CFO search underway

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 17 Questions and Answers

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 18 Appendix

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 19 2015 Sales Outlook Consolidated sales growth guidance adjusted to 1% - 3% Sales guidance adjusted to flat to -3% Sales growth guidance adjusted to 3-5% Sales growth guidance increased to 12-15% CNO

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 20 Producing Agent Counts 1st Yr 2nd Yr 3rd Yr + Total Qtr Avg (3) 1st Yr 2nd Yr 3rd Yr + Total Qtr Avg (3) 6/30/2015 2,484 606 1,891 4,981 4,939 423 132 346 901 882 3/31/2015 2,468 657 1,894 5,019 4,850 344 127 340 811 830 12/31/2014 2,258 664 1,868 4,790 4,842 365 128 337 830 831 9/30/2014 2,233 667 1,822 4,722 4,783 382 134 336 852 835 6/30/2014 2,427 699 1,782 4,908 4,932 377 116 331 824 809 3/31/2014 2,493 714 1,797 5,004 4,875 332 108 315 755 758 12/31/2013 2,557 693 1,718 4,968 5,046 335 112 296 743 756 12/31/2012 2,429 662 1,600 4,691 4,850 298 108 269 675 687 12/31/2011 2,461 600 1,587 4,648 4,702 12/31/2010 2,199 668 1,486 4,353 4,391 12/31/2009 2,564 662 1,513 4,739 4,742 12/31/2008 2,489 651 1,324 4,464 4,417 12/31/2007 2,198 554 1,231 3,983 4,034 (1) Defined as the number of agents that have sold at least one policy in the period (2) Defined as active PMA appointed agents with $1,000 or more of New Annualized Premium in the prior 12 months (3) Agent counts at the end of each month used to calculate the average for the quarter Bankers Life (1) Washington National (2)

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 21 2Q15 Holding Company Liquidity CNO ($ millions) 2Q15 Cash and Investments Balance - Beginning $311.0 Sources Net Dividends from Insurance Subsidiaries 37.3 Dividends from Non-insurance Subsidiaries 5.3 Interest/Earnings on Corporate Investments 4.5 Surplus Debenture Interest 12.1 Service and Investment Fees, Net 29.4 Gross Proceeds from Unsecured Notes 825.0 Gross Proceeds from Revolver 100.0 Other 2.1 Total Sources 1,015.7 Uses Interest 14.8 Share Repurchases 97.4 Debt Payments 777.3 Financing Costs 33.0 Common Stock Dividend 13.6 Holding Company Expenses and Other (0.1) Total Uses 936.0 Non-cash changes in investment balances (5.6) Unrestricted Cash and Investments Balance - 6/30/2015 $385.1

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 22 Debt Maturity Profile ($ millions) CNO $325 $500 $100 2015 »» 2019 2020 »» 2025 Senior Unsecured Notes Revolver Reflects May 2015 refinancing

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 23 Non-Life $871 Life $130 Loss Carryforwards Valuation Allowance Leveraging Considerable Tax Assets CNO ($ millions) 2Q 2015 Loss Carryforwards $233* 2015 Outlook and Value v  Annual cash flows are expected to be reduced by $50 million in 2016 as life NOL’s are fully utilized  Estimated economic value of ~$500 million @ 10% discount rate  Expect modest future valuation allowance releases as taxable income stabilizes Non-Life * Excludes $13 million related to net state operating loss carryforwards. $1,001

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 24 Net Operating Income: Bankers Life $ 87.4 $ - $ 87.4 Washington National Colonial Penn EBIT from business segments continuing after the CLIC sale Corporate Operations, excluding corporate interest expense EBIT from operations continuing after the CLIC sale Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 71.3 $ - $ 71.3 Net operating income per diluted share* $ 0.32 $ - $ 0.32 Three months ended June 30, 2014 Actual results Significant items Excluding significant items 32.3 - 32.3 3.8 - 3.8 123.5 - 123.5 (3.7) - (3.7) 37.4 119.8 - 119.8 (11.1) - (11.1) 108.7 - 108.7 37.4 - The table below summarizes the financial impact of the significant items on our 2Q2014 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). 2Q14 Significant Items CNO * A non-GAAP measure. See pages 29 and 31 for a reconciliation to the corresponding GAAP measure.

3Q14 Significant Items

CNO

The table below summarizes the financial impact of significant items on our 3Q2014 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended September 30, 2014		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 111.8	$ (13.5) (1)	$ 98.3
Washington National	27.6	2.5 (2)	30.1
Colonial Penn	0.4	-	0.4
EBIT from business segments continuing after the CLIC sale	139.8	(11.0)	128.8
Corporate Operations, excluding corporate interest expense	(9.1)	-	(9.1)
EBIT from operations continuing after the CLIC sale	130.7	(11.0)	119.7
Corporate interest expense	(10.9)	-	(10.9)
Operating earnings before tax	119.8	(11.0)	108.8
Tax expense on operating income	43.2	(3.9)	39.3
Net operating income *	$ 76.6	$ (7.1)	$ 69.5
Net operating income per diluted share*	$ 0.35	$ (0.03)	$ 0.32

(1) Pre-tax earnings in the Bankers Life segment included $11.0 million of favorable reserve developments in Bankers Life's long-term care block (including $2.8 million of favorable one-time catch-up reserve releases related to the use of a new process to identify changes in the status of our insureds in a more timely manner) and $2.5 million of favorable reserve developments in the Medicare supplement block.

(2) Pre-tax earnings in the Washington National segment included $2.5 million of unfavorable premium refunds in the supplemental health block (related to the same process used on Bankers Life's long-term care block to identify changes in the status of our insureds in a more timely manner).

* A non-GAAP measure. See pages 29 and 31 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | 2Q2015 Earnings | July 30, 2015

25

4Q14 Significant Items

CNO

The table below summarizes the financial impact of the significant items on our 4Q2014 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended December 31, 2014		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 103.5	$ (9.0) (1)	$ 94.5
Washington National	20.2	10.0 (2)	30.2
Colonial Penn	2.8	-	2.8
EBIT from business segments continuing after the CLIC sale	126.5	1.0	127.5
Corporate Operations, excluding corporate interest expense	(8.8)	-	(8.8)
EBIT from operations continuing after the CLIC sale	117.7	1.0	118.7
Corporate interest expense	(10.8)	-	(10.8)
Operating earnings before tax	106.9	1.0	107.9
Tax expense on operating income	37.8	0.4	38.2
Net operating income *	$ 69.1	$ 0.6	$ 69.7
Net operating income per diluted share*	$ 0.34	$ -	$ 0.34

(1) Pre-tax earnings in the Bankers Life segment included: (i) $6 million of positive impacts from our comprehensive annual actuarial review including impacts from model enhancements, net of changes in assumptions related to mortality and long-term interest rates; and (ii) the receipt of a $3 million settlement related to the early termination in 2013 of a PDP quota-share agreement.

(2) Pre-tax earnings in the Washington National segment were reduced by $10 million primarily related to the impact of loss recognition on a closed block of payout annuities resulting from changes in assumptions related to long-term interest rates and mortality experience.

* A non-GAAP measure. See pages 29 and 31 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 26

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 27 The table below summarizes the financial impact of the significant item on our 1Q2015 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). 1Q15 Significant Items CNO * A non-GAAP measure. See pages 29 and 31 for a reconciliation to the corresponding GAAP measure. Net Operating Income: Bankers Life $ 82.2 $ - $ 82.2 Washington National (1) Colonial Penn EBIT from business segments continuing after the CLIC sale Corporate Operations, excluding corporate interest expense EBIT from operations continuing after the CLIC sale Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 60.1 $ 1.9 $ 62.0 Net operating income per diluted share* $ 0.30 $ 0.01 $ 0.31 Three months ended March 31, 2015 Actual results Significant items Excluding significant items 107.8 28.5 3.0 31.5 3.0 106.5 (10.5) - (10.5) (5.9) - (5.9) 104.8 3.0 93.0 3.0 96.0 32.9 1.1 (1.3) - (1.3) 34.0 103.5 (1) Pr -tax earnings in the Washington National segment included $3 million of unfavorable reserve developments in the supplemental health block related to claims incurred in prior periods.

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 28 The table below summarizes the financial impact of the significant item on our 2Q2015 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). 2Q15 Significant Items CNO * A non-GAAP measure. See pages 29 and 31 for a reconciliation to the corresponding GAAP measure. Net Operating Income: Bankers Life $ 86.4 $ - $ 86.4 Washington National (1) Colonial Penn EBIT from business segments continuing after the CLIC sale Corporate Operations, excluding corporate interest expense EBIT from operations continuing after the CLIC sale Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 60.8 $ 5.8 $ 66.6 Net operating income per diluted share* $ 0.31 $ 0.03 $ 0.34 Three months ended June 30, 2015 Actual results Significant items Excluding significant items 119.7 20.1 9.0 29.1 9.0 114.7 (11.9) - (11.9) 4.2 - 4.2 110.7 9.0 93.8 9.0 102.8 33.0 3.2 (5.0) - (5.0) 36.2 105.7 (1) Pr -tax earnings in the Washington National segment included $9 million of unfavorable reserve developments in the supplemental health block related to claims incurred in prior periods.

Quarterly Earnings

CNO

($ millions)

	2Q14	3Q14	4Q14	1Q15	2Q15
Bankers Life	$ 87.4	$ 111.8	$ 103.5	$ 82.2	$ 86.4
Washington National	32.3	27.6	20.2	28.5	20.1
Colonial Penn	3.8	0.4	2.8	(5.9)	4.2
EBIT from business segments continuing after the CLIC sale	123.5	139.8	126.5	104.8	110.7
Corporate operations, excluding interest expense	(3.7)	(9.1)	(8.8)	(1.3)	(5.0)
EBIT* from operations continuing after the CLIC sale	119.8	130.7	117.7	103.5	105.7
Corporate interest expense	(11.1)	(10.9)	(10.8)	(10.5)	(11.9)
Operating earnings before taxes	108.7	119.8	106.9	93.0	93.8
Tax expense on period income	37.4	43.2	37.8	32.9	33.0
Net operating income	71.3	76.6	69.1	60.1	60.8
Earnings of CLIC prior to being sold, net of taxes	8.5	-	-	-	-
Net loss on sale of CLIC and gain (loss) on reinsurance transactions, including impact of taxes	2.5	22.9	2.9	-	-
Net realized investment gains (losses), net of related amortization and taxes	7.5	2.6	(2.3)	(1.4)	(6.8)
Fair value changes in embedded derivative liabilities, net of related amortization and taxes	(4.8)	-	(11.4)	(8.3)	16.8
Fair value changes related to the agent deferred compensation plan, net of taxes	(7.6)	-	(9.8)	-	-
Loss on extinguishment of debt, net of taxes	(0.4)	-	-	-	(21.3)
Valuation allowance for deferred tax assets and other tax items	4.0	16.8	34.1	-	-
Other	(2.9)	(1.5)	1.3	2.4	(2.7)
Net income (loss)	$ 78.1	$ 117.4	$ 83.9	$ 52.8	$ 46.8

*Management believes that an analysis of earnings before the net loss on sale of CLIC and gain (loss) on reinsurance transactions, the earnings of CLIC prior to being sold, net realized investment gains (losses), fair value changes in embedded derivative liabilities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, other non-operating items, corporate interest expense and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) the net loss on sale of CLIC and gain (loss) on reinsurance transactions, (2) the earnings of CLIC prior to being sold; (3) net realized investment gains (losses); (4) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals; (5) fair value changes related to the agent deferred compensation plan; (6) loss on extinguishment of debt; (7) charges in the valuation allowance for deferred tax assets; and (8) other non-operating items consisting primarily of equity in earnings of certain non-strategic investments and earnings attributable to variable interest entities. The table above provides a reconciliation of EBIT to net income.

CNO Financial Group | 2Q2015 Earnings | July 30, 2015

29

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 30 The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net loss on sale of CLIC and gain (loss) on reinsurance transactions, the earnings of CLIC prior to being sold, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in our valuation allowance for deferred tax assets and other non-operating items consisting primarily of equity in earnings of certain non-strategic investments and earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continuing operations. Information Related to Certain Non-GAAP Financial Measures

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 31 Information Related to Certain Non-GAAP Financial Measures A reconciliation of net income applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts): 2Q14 3Q14 4Q14 1Q15 2Q15 Net income applicable to common stock 78.1$ 117.4$ 83.9$ 52.8$ 46.8$ Earnings of CLIC prior to being sold (net of taxes) (8.5) - - - - Net loss on sale of CLIC and gain (loss) on reinsurance transactions (including impact of taxes) (2.5) (22.9) (2.9) - - Net realized investment (gains) losses, net of related amortization and taxes (7.5) (2.6) 2.3 1.4 6.8 Fair value changes in embedded derivative liabilities, net of related amortization and taxes 4.8 - 11.4 8.3 (16.8) Fair value changes related to the agent deferred compensation plan (net of taxes) 7.6 - 9.8 - - Valuation allowance for deferred tax assets and other tax items (4.0) (16.8) (34.1) - - Loss on extinguishment of debt (net of taxes) 0.4 - - - 21.3 Other 2.9 1.5 (1.3) (2.4) 2.7 Net operating income (a non-GAAP financial measure) 71.3$ 76.6$ 69.1$ 60.1$ 60.8$ Per diluted share: Net income (loss) 0.35$ 0.54$ 0.41$ 0.26$ 0.24$ Earnings of CLIC prior to being sold (net of taxes) (0.04) - - - - Net loss on sale of CLIC and gain (loss) on reinsurance transactions (including impact of taxes) (0.01) (0.11) (0.01) - - Net realized investment (gains) losses, net of related amortization and taxes (0.03) (0.01) 0.01 0.01 0.03 Fair value changes in embedded derivative liabilities, net of related amortization and taxes 0.02 - 0.05 0.04 (0.08) Fair value changes related to the agent deferred compensation plan (net of taxes) 0.03 - 0.05 - - Valuation allowance for deferred tax assets and other tax items (0.02) (0.08) (0.17) - - Loss on extinguishment of debt (net of taxes) - - - - 0.11 Other 0.02 0.01 - (0.01) 0.01 Net operating income (a non-GAAP financial measure) 0.32$ 0.35$ 0.34$ 0.30$ 0.31$

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 32 2Q14 3Q14 4Q14 1Q15 2Q15 Operating income 71.3$ 76.6$ 69.1$ 60.1$ 60.8$ Weighted average shares outstanding for basic earnings per share 216,538 210,525 204,298 200,491 195,857 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 2,390 2,447 2,645 1,784 2,216 - Warrants (a) 3,180 2,486 - - Weighted average shares outstanding for diluted earnings per share 222,108 215,458 206,943 202,275 198,073 Operating earnings per diluted share 0.32$ 0.35$ 0.34$ 0.30$ 0.31$ A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): Information Related to Certain Non-GAAP Financial Measures (a) All outstanding warrants were repurchased in September 2014.

Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options and warrants were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, warrants, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options and warrants (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

	2Q14	3Q14	4Q14	1Q15	2Q15
Total shareholders' equity	$ 4,844.3	$ 4,722.0	$ 4,688.2	$ 4,753.6	$ 4,364.2
Shares outstanding for the period	213,755,190	207,640,050	203,324,458	198,631,949	193,467,712
Book value per share	$ 22.66	$ 22.74	$ 23.06	$ 23.93	$ 22.56
Total shareholders' equity	$ 4,844.3	$ 4,722.0	$ 4,688.2	$ 4,753.6	$ 4,364.2
Less accumulated other comprehensive income	(926.1)	(859.3)	(825.3)	(934.2)	(605.0)
Adjusted shareholders' equity excluding AOCI	$ 3,918.2	$ 3,862.7	$ 3,862.9	$ 3,819.4	$ 3,759.2
Shares outstanding for the period	213,755,190	207,640,050	203,324,458	198,631,949	193,467,712
Dilutive common stock equivalents related to:					
Warrants, stock options, restricted stock and performance units	5,780,892	2,406,402	2,645,322	1,857,139	2,243,615
Diluted shares outstanding	219,536,082	210,046,452	205,969,780	200,489,088	195,711,327
Book value per diluted share (a non-GAAP financial measure)	$ 17.85	$ 18.39	$ 18.75	$ 19.05	$ 19.21

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Information Related to Certain Non-GAAP Financial Measures

Interest-adjusted benefit ratios

The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.

	2Q14	3Q14	4Q14	1Q15	2Q15
Bankers Life					
Long-term care benefit ratios					
Earned premium	$ 127.4	$ 125.5	$ 124.0	$ 122.6	$ 120.5
Benefit ratio before imputed interest income on reserves	131.2%	123.6%	131.8%	137.8%	140.7%
Interest-adjusted benefit ratio	79.2%	70.5%	77.8%	83.0%	84.6%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 26.5	$ 36.9	$ 27.6	$ 20.8	$ 18.6
Washington National					
Supplemental health benefit ratios					
Earned premium	$ 126.8	$ 125.8	$ 132.1	$ 132.8	$ 134.4
Benefit ratio before imputed interest income on reserves	80.3%	81.9%	79.1%	82.4%	90.3%
Interest-adjusted benefit ratio	54.8%	56.0%	54.4%	57.6%	65.7%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 57.4	$ 55.2	$ 60.3	$ 56.2	$ 46.1

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CNO Financial Group | 2Q2015 Earnings | July 30, 2015 35 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before the net loss on sale of CLIC and gain (loss) on reinsurance transactions, the earnings of CLIC prior to being sold, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in our valuation allowance for deferred tax assets and other non-operating items consisting primarily of equity in earnings of certain non-strategic investments and earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continuing operations. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation.

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 36 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure); and (iii) return on equity are as follows (dollars in millions): 2Q14 3Q14 4Q14 1Q15 2Q15 Operating income 263.8$ 274.0$ 276.9$ 277.1$ 266.6$ Operating income, excluding significant items 260.1$ 266.8$ 272.3$ 272.5$ 267.8$ Net Income 239.1$ 73.5$ 51.4$ 332.2$ 300.9$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,121.5$ 3,097.9$ 3,052.1$ 3,029.3$ 3,027.6$ Average common shareholders' equity 4,791.2$ 4,816.0$ 4,774.6$ 4,746.6$ 4,692.0$ Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryfo wards (a non-GAAP financial measure) 8.5% 8.8% 9.1% 9.1% 8.8% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 8.3% 8.6% 8.9% 9.0% 8.8% Return on equity 5.0% 1.5% 1.1% 7.0% 6.4% Trailing twelve months ended (Continued on next page)

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 37 Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (dollars in millions): Operating Operating earnings, earnings, excluding Net excluding significant income - Operating Significant significant items - trailing Net trailing earnings (a) items (b) items four quarters income four quarters 3Q13 66.4 (3.6) 62.8 - 283.0 - 4Q13 66.2 (2.0) 64.2 - 106.0 - 1Q14 59.9 1.9 61.8 246.2 (228.0) 238.1 2Q14 71.3 - 71.3 260.1 78.1 239.1 3Q14 76.6 (7.1) 69.5 266.8 117.4 73.5 4Q14 69.1 0.6 69.7 272.3 83.9 51.4 1Q15 60.1 1.9 62.0 272.5 52.8 332.2 2Q15 60.8 5.8 66.6 267.8 46.8 300.9 (a) - Operating earnings excludes the results from CLIC prior to being sold. (b) - The significant items have been discussed in prior press releases. (Continued on next page)

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 38 Information Related to Certain Non-GAAP Financial Measures A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions): 2Q14 3Q14 4Q14 1Q15 2Q15 Pretax operating earnings (a non-GAAP financial measure) 399.7$ 422.2$ 427.4$ 428.4$ 413.5$ Income tax (expense) benefit (135.9) (148.2) (150.5) (151.3) (146.9) Operating return 263.8 274.0 276.9 277.1 266.6 Earnings of CLIC prior to being sold, net of taxes 30.4 24.9 15.2 8.5 - Net loss on sale of CLIC and gain (loss) on reinsurance transactions, inculding impact of taxes (358.8) (335.9) (269.7) 28.3 25.8 Net realized investment gains, net of related amortization and taxes 29.1 32.8 21.4 6.4 (7.9) Fair value changes in embedded derivative liabilities, net of related amortization and taxes (2.4) (4.6) (23.4) (24.5) (2.9) Fair value changes related to the agent deferred compensation plan, net of taxes (1.3) (7.6) (17.4) (17.4) (9.8) Loss on extinguishment or modification of debt (net of taxes) (0.4) (0.4) (0.4) (0.4) (21.3) Valuation allowance for deferred tax assets and other tax items 290.0 100.1 54.9 54.9 50.9 Other (11.3) (9.8) (6.1) (0.7) (0.5) Net income 239.1$ 73.5$ 51.4$ 332.2$ 300.9$ Twelve months ended (Continued on next page)

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders' equity, is as follows (dollars in millions):

	1Q13	2Q13	3Q13	4Q13
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 3,002.9	$ 3,067.6	$ 3,181.9	$ 3,258.1
Net operating loss carryforwards	855.0	815.7	970.7	965.3
Accumulated other comprehensive income	1,170.7	698.1	634.0	731.8
Common shareholders' equity	$ 5,028.6	$ 4,581.4	$ 4,786.6	$ 4,955.2

	1Q14	2Q14	3Q14	4Q14
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 2,996.0	$ 3,032.6	$ 3,028.0	$ 3,045.3
Net operating loss carryforwards	948.0	885.6	834.7	817.6
Accumulated other comprehensive income	766.2	926.1	859.3	825.3
Common shareholders' equity	$ 4,710.2	$ 4,844.3	$ 4,722.0	$ 4,688.2

	1Q15	2Q15
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 3,026.1	$ 2,989.7
Net operating loss carryforwards	793.3	769.5
Accumulated other comprehensive income	934.2	605.0
Common shareholders' equity	$ 4,753.6	$ 4,364.2

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CNO Financial Group | 2Q2015 Earnings | July 30, 2015 40 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 2Q14 3Q14 4Q14 1Q15 2Q15 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,121.5$ 3,097.9$ 3,052.1$ 3,029.3$ 3,027.6$ - - Net operating loss carryforwards 933.7 925.4 890.0 852.1 818.3 Accumulated other comprehensive income 736.0 792.7 832.5 865.2 846.1 Common shareholders' equity 4,791.2$ 4,816.0$ 4,774.6$ 4,746.6$ 4,692.0$ Trailing Four Quarter Average

CNO Financial Group | 2Q2015 Earnings | July 30, 2015 41 Information Related to Certain Non-GAAP Financial Measures 2Q14 3Q14 4Q14 1Q15 2Q15 Corporate notes payable 827.3$ 814.0$ 794.4$ 774.8$ 925.0$ Total shareholders' equity 4,844.3 4,722.0 4,688.2 4,753.6 4,364.2 Total capital 5,671.6$ 5,536.0$ 5,482.6$ 5,528.4$ 5,289.2$ orporat debt to capital 14.6% 14.7% 14.5% 14.0% 17.5% Corporate notes payable 827.3$ 814.0$ 794.4$ 774.8$ 925.0$ Total shareholders' equity 4,844.3 4,722.0 4,688.2 4,753.6 4,364.2 Less accumulated other comprehensive income (926.1) (859.3) (825.3) (934.2) (605.0) Total capital 4,745.5$ 4,676.7$ 4,657.3$ 4,594.2$ 4,684.2$ Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) 17.4% 17.4% 17.1% 16.9% 19.7% Debt to capital ratio, excluding accumulated other comprehensive income (loss) The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non- GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows ($ in millions):